AMENDMENT NO. 1 WEST BANCORPORATION, INC. EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN The Plan named above gives the Employer the right to amend it at any time. According to that right, the Plan is amended effective January 1, 2015, as follows: By striking the 7th paragraph from subparagraph (a) of the EMPLOYER CONTRIBUTIONS SECTION of Article III and substituting the following: The Plan provides for an automatic election to have Elective Deferral Contributions made. The automatic Elective Deferral Contribution shall be Pre-tax Elective Deferral Contributions and shall be 6% of Compensation. The Participant may affirmatively elect a different percentage or elect not to make Elective Deferral Contributions, and may elect to designate all or any portion of his Elective Deferral Contributions as Roth Elective Deferral Contributions. The higher automatic deferral percentage shall apply to Eligible Employees with Entry Dates or Reentry Dates (whichever is applicable) for purposes of Elective Deferral Contributions that are on or after the effective date of the amendment and all Active Participants who were automatically enrolled under the automatic contribution arrangement provisions as of the effective date of such amendment. The automatic Elective Deferral Contribution shall apply to all Active Participants as of January 1, 2015, who have not elected to make Elective Deferral Contributions of at least 6% or who are not making Elective Deferral Contributions (have not completed an Elective Deferral Agreement or elected to defer 0%). This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly herein. All other provisions of the Plan remain unchanged and controlling. Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in effect on the day before he became an Inactive Participant. Signing this amendment, the Employer, as plan sponsor, has made the decision to adopt this plan amendment. The Employer is acting in reliance on its own discretion and on the legal and tax advice of its own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group. Signed this ______________ day of _______________________________________, _______. WEST BANCORPORATION, INC. By ________________________________ ___________________________________ Title 1